NEWS RELEASE
For Immediate Release

CNT REPORTS PRELIMINARY FOURTH QUARTER RESULTS

MINNEAPOLIS, MN. March 15, 2005 — CNT (NASDAQ: CMNT), the global expert in storage networking solutions, today reported preliminary financial results for the fourth quarter and year ended January 31, 2005. Fourth quarter revenue totaled $103.9 million, compared to $110.2 million in the fourth quarter of 2003. Revenue for the year ended January 31, 2005, totaled $366.3 million, compared to $354.7 million for the prior year period. Revenue for the year ended January 31, 2004, includes the acquisition of Inrange Technologies from May 5, 2003.

     On the basis of generally accepted accounting principles (GAAP), the company reported a net loss for the fourth quarter of 2004 of $2.2 million or $.08 per share, compared to a net profit of $3.6 million or $.12 per share, in the year ago quarter. On a pro forma basis, the company reported net income of $1.3 million or $.04 per share in the fourth quarter, compared to net income of $3.7 million or $.13 per share in the year ago quarter. Pro forma results for the 2004 fourth quarter exclude non-cash charges for amortization of developed technology, customer lists and trademarks, charges for severance, non-cash stock compensation expense, and legal and banking fees relating to the McDATA merger. Pro forma results for the 2003 fourth quarter exclude a charge for goodwill impairment, earnings from discontinued operations, integration charges and amortization of intangibles related to our acquisition of Inrange, and non-cash stock compensation expense. Pro-forma net income for the fourth quarter of 2004 and 2003 include income taxes at a 34% effective rate, compared to GAAP tax rates for the fourth quarter of 2004 and 2003 of a negative 65% and a negative 9%, respectively.

     A reconciliation of GAAP to pro forma results for the fourth quarter and years ended January 31, 2005 and 2004 can be found in the attached schedules.

     On the basis of generally accepted accounting principles (GAAP), the company reported a net loss for the year ended January 31, 2005, of $110.6 million or $3.95 per share, compared to a net loss of $24.1

CNT Corporation
6000 Nathan Lane North Minneapolis, Minnesota 55442
Tel: U.S. 800-638-8324 International 763-268-6000 Fax: 763-268-6800

million or $.89 per share, for the same period of fiscal 2003. On a pro forma basis, the company reported a net loss of $6.3 million or $.23 per share for the year ended January 31, 2005, compared to a net profit of $6.4 million or $.23 per share for the same period of fiscal 2003. Pro forma results for the year ended January 31, 2005, exclude charges for amortization of developed technology, customer lists and trademarks, legal and banking fees related to the McDATA merger, severance and facility closure charges, non-cash stock compensation expense, impairment charges related to prior acquisitions and losses from discontinued operations. Pro forma results for the year ended January 31, 2004, exclude charges for amortization of developed technology, customer lists and trademarks, integration and severance charges, and a write-off for in process research and development, all related to the acquisition of Inrange Technologies, an earn-out related to a prior acquisition, and non-cash stock compensation expense. Pro forma results for the years ended January 31, 2005 and 2004 include income taxes at a 34% effective rate, compared to GAAP tax rates for the years ended January 31, 2005 and 2004 of a negative 2% and a negative 3%, respectively.

     “Our pro forma profit of $1.3 million or $.04 per share for the fourth quarter represents a significant sequential improvement over our third quarter and shows the continued strong adoption of our UltraNet Multi-service Director (UMD) and our UltraNet Storage Director (USD). During the quarter we saw unit shipments of our Fibre Channel/FICON Directors up 48% and our USD revenues were the strongest since the third quarter of 2003, as customers implemented or expanded major business continuity and disaster recover projects,” commented Tom Hudson, CNT’s President, Chairman, and CEO.

     “In the fourth quarter we had a number of significant wins,” Hudson continued. “We delivered 16 USDs to a leading global financial services organization. They now have 64 USDs in what is the largest single disaster recovery network in the world for their billing and banking applications. The multi-million dollar project included implementation services and ongoing performance and availability monitoring with NMS, CNT’s Network Management Service.

     “We also delivered a turnkey solution to a major insurer involving over $350K in our UltraNet Edge product as well as network design, data migration services, implementation services, several UMDs and new disk storage infrastructure. The customer wanted CNT to be their single project lead and due to our unique, vertically integrated corporate structure, we were able to deliver significant value and rapid return on investment,” added Hudson.

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     “Early in the quarter we also announced that IBM will be selling the UMD to its customers on an OEM basis, further validating the quality and value offered by this product. Just after the quarter ended, we announced that Hitachi Data Systems has certified and will resell the UMD.”

     Hudson continued, “Most importantly we announced, on January 18, our intent to merge with McDATA. A joint integration team from CNT and McDATA has been working diligently to build the right foundation for moving forward. The combination of CNT and McDATA gives customers and partners what they’re looking for: a comprehensive and trusted partner in storage networking. CNT and McDATA are a natural fit and complement to each other because they bring together the most experienced teams to deliver a complete storage networking capability across the SAN, MAN and WAN.”

Adjustments to Year-End Financials

     On March 7, 2005, the Company’s management, in consultation with the Company’s Audit Committee of the Board of Directors, determined that the company’s consolidated financial statements for its first fiscal quarter ended April 30, 2004, second fiscal quarter ended July 31, 2004 and third fiscal quarter ended October 31, 2004 should no longer be relied upon, including the consolidated financial statements and other financial information in the Form 10-Qs filed for those quarters. The determination was made as a result of errors discovered when reconciling inventory between the general ledger and the company’s materials requirement planning, or MRP, system. The company believes the errors began to occur in February 2004 when it transitioned manufacturing of certain products from its Plymouth, Minnesota, headquarters to the company’s facility in Lumberton, New Jersey. As a result of the transition there were procedural changes for the tracking and recording of some pieces of finished goods inventory that resulted in inventory items for certain transactions being double counted. The effect of the errors was to overstate inventory as of April 30, 2004, July 31, 2004, and October 31, 2004, and to understate cost of sales for each of the fiscal quarters then ended. As of October 31, 2004, inventory was overstated by approximately $2.0 million and cost of sales was understated by a corresponding amount for the nine-month period then ended.

     The Company has completed its analysis of inventories and the Statement of Operations for the year ended January 31, 2005, and the Balance Sheet as January 31, 2005, have been adjusted to reflect the above errors. The errors are reflected as occurring prior to the beginning of the fourth quarter. We have not completed preparing our consolidated financial statements and disclosures and our independent outside auditors have not yet completed their audit of the financial statements. Therefore,

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there can be no assurance that the financial information included in this release will not change. The company will reflect the adjustment in the financial statements and quarterly data included in its Form 10-K for the year ended January 31, 2005, which is expected to be filed in April 2005.

     As a result of the inventory accounting errors, the company has determined that it has an internal control deficiency that constitutes a “material weakness,” as defined by the Public Company Accounting Oversight Board’s Auditing Standard No. 2. Consequently, management will be unable to conclude that the company’s internal controls over financial reporting are effective as of January 31, 2005. Therefore, KPMG LLP will issue an adverse opinion with respect to the company’s internal controls over financial reporting. An assessment of the company’s internal controls will be included in its Annual Report on Form 10-K, which will be filed in April.

Conference Call Information

     CNT will conduct a webcast and conference call for analysts and investors beginning at 4:30 pm Central Standard Time, 5:30 pm Eastern Standard Time on March 15, 2005. The webcast is available through CNT’s web site at http://www.cnt.com/cnt/financials/. To participate via telephone, dial 415-537-1987 and ask for the CNT Preliminary Fourth Quarter Earnings Call. A one-week webcast replay will be available at http://www.cnt.com/cnt/financials/. A two-day telephone replay will be available at 800-633-8284 or +402-977-9140; enter 21235692# at the reservation number prompt.

About CNT

     CNT is the expert in today’s most cost-effective and reliable storage networking solutions. For over 20 years, businesses around the world have depended on us to improve business efficiency, increase data availability and manage their business-critical information. CNT applies its technology, products and expertise in open storage networking architecture and business continuity to help companies build end-to-end solutions consisting of analysis, planning and design, multi-vendor integration, implementation and ongoing remote management of the SAN or storage infrastructure. For more information, visit CNT’s web site at http://www.cnt.com or call 763-268-6000.

All brand names and product names are trademarks or registered trademarks of their respective companies.

For Additional Information, Contact:
Greg Barnum, VP of finance & CFO	Jennifer Weidauer, CNT Public Relations
763-268-6110; greg_barnum@cnt.com	763-268-8367; jennifer_weidauer@cnt.com

Certain statements in this press release and in documents we have filed with the Securities and Exchange Commission, and oral statements made by or with the approval of our executive officers contain “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include statements about our anticipated receipt of orders and their impact on quarterly sales, business strategy, expectations regarding future revenue levels, timing of and plans for the introduction or phase-out of products or services, enhancements of existing products or

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services, plans for hiring additional personnel, entering into strategic partnerships, and other plans, objectives, expectations and intentions that are not historical fact.

The words “may,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential” or “continue” and similar expressions are generally intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties. Actual results could differ materially from those expressed or implied by these forward-looking statements as a result of certain risk factors, including but not limited to (i) competitive factors, including pricing pressures, (ii) variability in quarterly sales, (iii) economic trends in various geographic markets, including changes in IT spending levels; (iv) relationships with our strategic partners; (v) unanticipated risks associated with introducing new products and features; (vi) technological change affecting our products (vii) adverse judgments in present and future litigation; (viii) our ability to maintain market acceptance of our products; (ix) our ability to anticipate end user needs; (x) dependence on sole source and limited source suppliers (xi) our ability to retain and attract key personnel; (xii) the existence of undetected errors in our products; (xiii) our ability to protect our intellectual property and defend against infringement claims; (xiv) variability in gross profit caused by sales mix and other factors (xv) receipt of anticipated orders; (xvi) actual expenses meeting anticipated levels, and (xvii) other events and other important factors disclosed previously and from time to time in our filings with the U.S. Securities and Exchange Commission. We assume no obligation to update any forward-looking statements. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

ADDITIONAL INFORMATION AND WHERE TO FIND IT: On February 11, 2005, McDATA filed a registration Statement on SEC Form S-4 and McDATA and CNT filed a Joint Proxy Statement/Prospectus with the SEC in connection with the proposed merger. This Registration Statement has not been declared effective by the SEC and the Joint Proxy Statement/Prospectus is not in its final definitive form and both may be amended. McDATA and CNT will mail a Joint Proxy Statement/Prospectus to stockholders of McDATA and shareholders of CNT containing information about the proposed merger after the registration Statement containing the Joint Proxy Statement/Prospectus has been declared effective by the SEC. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully in their entirety when they are available. The Registration Statement and Joint Proxy Statement/Prospectus contain important information about McDATA, CNT, the proposed merger, the persons soliciting proxies relating to the proposed merger, their interests in the transaction and related matters. Investors and security holders can obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Free copies of the Joint Proxy Statement/Prospectus may also be obtained from McDATA by directing a request by mail to McDATA Corporation at 380 Interlocken Crescent, Broomfield, CO 80021, telephone (720) 558-4629, or from CNT by directing a request by mail to CNT at 6000 Nathan Lane North, Plymouth Minnesota 55442, telephone (763) 268-6130.

In addition to the Registration Statement and the Joint Proxy Statement/Prospectus, McDATA and CNT file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by McDATA and CNT at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at any of the SEC’s other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. McDATA’s and CNT’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

McDATA, CNT, directors and certain executive officers of McDATA and CNT may be considered participants in the solicitation of proxies in connection with the Merger. Certain directors and executive officers may have direct or indirect interests in the Merger due to securities holdings of McDATA and CNT, and consulting arrangements, service as directors and officers and rights to severance payments following the Merger. In addition, certain directors and officers, after the Merger, will be indemnified by McDATA and will benefit from insurance coverage for liabilities that may arise from their services as directors and officers of CNT prior to the Merger. McDATA and CNT have retained Mellon Investor Services LLC to assist them in soliciting proxies from their respective stockholders and shareholder. Additional information regarding the participants in the solicitation is contained in the Registration Statement and Joint Proxy Statement/Prospectus filed by McDATA and CNT with the SEC.

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CNT
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three months ended		Twelve months ended
	January 31,		January 31,
	2005	2004	2005	2004
Revenue:
Product sales	$72,397	$76,075	$237,410	$239,839
Service fees	31,552	34,100	128,892	114,878

Total revenue	103,949	110,175	366,302	354,717

Cost of revenue:
Cost of product sales	43,558	46,091	142,979	143,992
Impairment - developed technology	—	—	11,198	—
Cost of service fees	17,929	18,766	76,421	65,650

Total cost of revenue	61,487	64,857	230,598	209,642

Gross profit	42,462	45,318	135,704	145,075

Operating Expenses:
Sales and marketing	26,571	24,714	97,570	87,664
Engineering and development	11,323	12,545	51,664	42,719
General and administrative	5,121	4,068	17,088	16,073
Impairment - trademark	—	—	911	—
Impairment - goodwill	—	204	73,317	204
In-process research and development charge	—	—	—	19,706

Total operating expenses	43,015	41,531	240,550	166,366

Income (loss) from operations	(553)	3,787	(104,846)	(21,291)

Other income (expense):
Net gain on sale of marketable securities	—	—	—	747
Other, net	(757)	(805)	(2,833)	(2,415)

Other income (expense), net	(757)	(805)	(2,833)	(1,668)

Income (loss) before income taxes	(1,310)	2,982	(107,679)	(22,959)

Provision (benefit) for income taxes	858	(276)	2,327	625

Income (loss) from continuing operations	(2,168)	3,258	(109,916)	(23,584)

Discontinued operations, net of tax	—	356	(688)	(469)

Net income (loss)	$(2,168)	$3,614	$(110,604)	$(24,053)

Basic income (loss) per share:
Continuing operations	$(0.08)	$0.12	$(3.93)	$(0.87)

Discontinued operations	$—	$0.01	$(0.02)	$(0.02)

Net income (loss)	$(0.08)	$0.13	$(3.95)	$(0.89)

Shares	28,536	27,316	27,981	27,116

Diluted income (loss) per share:
Continuing operations	$(0.08)	$0.11	$(3.93)	$(0.87)

Discontinued operations	$—	$0.01	$(0.02)	$(0.02)

Net income (loss)	$(0.08)	$0.12	$(3.95)	$(0.89)

Shares	28,536	29,437	27,981	27,116

CNT
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	January 31,
	2005	January 31,
	(unaudited)	2004
Assets
Current assets:
Cash and cash equivalents	$32,481	$75,267
Marketable securities	21,728	2,069
Receivables, net	96,327	101,748
Inventories	29,871	29,976
Other current assets	5,348	4,400

Total current assets	185,755	213,460

Property and equipment, net	40,056	40,313
Field support spares, net	10,022	11,951
Goodwill	31,769	105,203
Other intangibles, net	15,722	33,225
Interest rate swap	—	179
Deferred tax asset	185	872
Other assets	12,079	9,290

	$295,588	$414,493

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$36,459	$47,696
Accrued liabilities	33,714	43,733
Deferred revenue	53,219	48,991
Current installments of obligations under capital lease	3,092	1,619

Total current liabilities	126,484	142,039

Convertible subordinated debt	123,563	125,179
Interest rate swap	787	—
Obligations under capital lease, less current installments	4,952	4,468

Total liabilities	255,786	271,686

Shareholders’ equity:
Preferred Stock	—	—
Common stock, $.01 par value; authorized 100,000 shares, issued and outstanding 29,487 at January 31, 2005 and 27,501 at January 31, 2004	295	275
Additional paid-in capital	199,380	187,652
Unearned compensation	(5,461)	(319)
Accumulated deficit	(157,603)	(46,999)
Accumulated other comprehensive income	3,191	2,198

Total shareholders’ equity	39,802	142,807

	$295,588	$414,493

CNT
CONSOLIDATED PRO FORMA STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three months ended		Twelve months ended
	January 31,		January 31,
	2005	2004	2005	2004
Revenue:
Product sales	$72,397	$76,075	$237,410	$239,839
Service fees	31,552	34,100	128,892	114,878

Total revenue	103,949	110,175	366,302	354,717

Cost of revenue:
Cost of product sales	43,257	45,036	140,141	138,604
Cost of service fees	17,864	18,566	74,703	64,778

Total cost of revenue	61,121	63,602	214,844	203,382

Gross profit	42,828	46,573	151,458	151,335

Operating Expenses:
Sales and marketing	25,107	23,836	92,655	83,548
Engineering and development	11,210	12,495	50,757	42,121
General and administrative	3,767	3,763	14,764	14,247

Total operating expenses	40,084	40,094	158,176	139,916

Income (loss) from operations	2,744	6,479	(6,718)	11,419

Other income (expense), net	(757)	(805)	(2,833)	(1,668)

Income (loss) before income taxes	1,987	5,674	(9,551)	9,751
Provision (benefit) for income taxes	675	1,928	(3,248)	3,315

Net income (loss)	$1,312	$3,746	$(6,303)	$6,436

Basic income (loss) per share:
Net income (loss)	$0.05	0.14	$(0.23)	$0.24

Shares	28,536	27,316	27,981	27,116

Diluted income (loss) per share:
Net income (loss)	$0.04	$0.13	$(0.23)	$0.23

Shares	29,403	29,437	27,981	28,536

CNT
CONSOLIDATED PRO FORMA STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three months ended				Three months ended
	January 31, 2005				January 31, 2004
			Pro Forma				Pro Forma
	As Reported		Adjustments	Pro forma	As Reported		Adjustments	Pro forma
Revenue:
Product sales	$72,397		$—	$72,397	$76,075		$—	$76,075
Service fees	31,552		—	31,552	34,100		—	34,100

Total revenue	103,949		—	103,949	110,175		—	110,175

Cost of revenue:
Cost of product sales	43,558	(1)	(301)	43,257	46,091	(7)	(1,055)	45,036
Impairment - developed technology	—			—	—		—	—
Cost of service fees	17,929	(2)	(65)	17,864	18,766	(8)	(200)	18,566

Total cost of revenue	61,487		(366)	61,121	64,857		(1,255)	63,602

Gross profit	42,462		366	42,828	45,318		1,255	46,573

Operating expenses:
Sales and marketing	26,571	(3)	(1,464)	25,107	24,714	(9)	(878)	23,836
Engineering and development	11,323	(4)	(113)	11,210	12,545	(10)	(50)	12,495
General and administrative	5,121	(5)	(1,354)	3,767	4,068	(11)	(305)	3,763
Impairment - trademark	—			—	—		—	—
Impairment - goodwill	—		—	—	204	(12)	(204)	—

Total operating expenses	43,015		(2,931)	40,084	41,531		(1,437)	40,094

Income (loss) from operations	(553)		3,297	2,744	3,787		2,692	6,479

Other income (expense), net	(757)		—	(757)	(805)		—	(805)

Income (loss) before income taxes	(1,310)		3,297	1,987	2,982		2,692	5,674
Provision (benefit) for income taxes	858	(6)	(183)	675	(276	)(6)	2,204	1,928

Income (loss) from continuing operations	(2,168)		3,480	1,312	3,258		488	3,746

Discontinued operations, net of tax	—		—	—	356	(13)	(356)	—

Net income (loss)	$(2,168)		$3,480	$1,312	$3,614		$132	$3,746

Basic income (loss) per share:
Discontinued operations	(0.08)	$0.12	$0.05	$0.12	$0.02	$0.14

Continuing operations	$—	$—	$—	$0.01	$(0.01)	$—

Net income (loss)	$(0.08)	$0.12	$0.05	$0.13	$0.01	$0.14

Shares	28,536	28,536	28,536	27,316	27,316	27,316

Diluted income (loss) per share:
Continuing operations	$(0.08)	$0.12	$0.04	$0.11	$0.02	$0.13

Discontinued operations	$—	$—	$—	$0.01	$(0.01)	$—

Net income (loss)	$(0.08)	$0.12	$0.04	$0.12	$0.01	$0.13

Shares	28,536	29,403	29,403	29,437	29,437	29,437

(1)	Amortization expense related to developed technology.

(2)	Non-cash stock compensation expense of $65.

(3)	Amortization expense related to the customer list and trademarks from the Inrange acquisition of $548, severance charges of $691, and non-cash stock compensation expense of $225.

(4)	Non-cash stock compensation expense of $113.

(5)	Professional fees related to McData of $1,321 and non-cash stock compensation expense of $33.

(6)	Reflects income tax expense at a 34% effective rate.

(7)	Amortization expense related to developed technology of $1,055.

(8)	Integration costs related to the Inrange acquisition, primarily wages and severance of $174 and non-cash stock compensation expense of $26.

(9)	Amortization expense related to the customer list and trademarks from the Inrange acquisition of $605, integration costs related to the Inrange acquisition of $241, primarily wages and severance, non-cash stock compensation expense of $32.

(10)	Non-cash stock compensation expense of $50.

(11)	Integration costs related to the Inrange acquisition, primarily wages and severance of $298, non-cash stock compensation expense of $7.

(12)	Goodwill impairment

(13)	Discontinued operations

CNT
CONSOLIDATED PRO FORMA STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Twelve months ended				Twelve months ended
	January 31, 2005				January 31, 2004
			Pro Forma				Pro Forma
	As Reported		Adjustments	Pro forma	As Reported		Adjustments	Pro forma
Revenue:
Product sales	$237,410		$—	$237,410	$239,839		$—	$239,839
Service fees	128,892		—	128,892	114,878		—	114,878

Total revenue	366,302		—	366,302	354,717		—	354,717

Cost of revenue:
Cost of product sales	142,979	(1)	(2,838)	140,141	143,992	(9)	(5,388)	138,604
Impairment - developed technology	11,198	(6)	(11,198)	—	—		—	—
Cost of service fees	76,421	(2)	(1,718)	74,703	65,650	(10)	(872)	64,778

Total cost of revenue	230,598		(15,754)	214,844	209,642		(6,260)	203,382

Gross profit	135,704		15,754	151,458	145,075		6,260	151,335

Operating expenses:
Sales and marketing	97,570	(3)	(4,915)	92,655	87,664	(11)	(4,116)	83,548
Engineering and development	51,664	(4)	(907)	50,757	42,719	(12)	(598)	42,121
General and administrative	17,088	(5)	(2,324)	14,764	16,073	(13)	(1,826)	14,247
Impairment - trademark	911	(6)	(911)	—	—		—	—
Impairment - goodwill	73,317	(6)	(73,317)	—	204	(6)	(204)	—
In-process research and development charge	—		—	—	19,706	(14)	(19,706)	—

Total operating expenses	240,550		(82,374)	158,176	166,366		(26,450)	139,916

Income (loss) from operations	(104,846)		98,128	(6,718)	(21,291)		32,710	11,419

Other income (expense), net	(2,833)		—	(2,833)	(1,668)		—	(1,668)

Income (loss) before income taxes	(107,679)		98,128	(9,551)	(22,959)		32,710	9,751
Provision (benefit) for income taxes	2,237	(7)	(5,485)	(3,248)	625	(7)	2,690	3,315

Income (loss) from continuing operations	(109,916)		103,613	(6,303)	(23,584)		30,020	6,436

Discontinued operations, net of tax	(688	)(8)	688	—	(469	)(8)	469	—

Net income (loss)	$(110,604)		$104,301	$(6,303)	$(24,053)		$30,489	$6,436

Basic income (loss) per share:
Continuing operations	$(3.93)		$3.70	$(0.23)	$(0.87)		$1.11	$0.24

Discontinued operations	$(0.02)		$0.02	$—	$(0.02)		$0.02	$—

Net income (loss)	$(3.95)		$3.73	$(0.23)	$(0.89)		$1.12	$0.24

Shares	27,981		27,981	27,981	27,116		27,116	27,116

Diluted income (loss) per share:
Continuing operations	$(3.93)		$3.70	$(0.23)	$(0.87)		$1.10	$0.23

Discontinued operations	$(0.02)		$0.02	$—	$(0.02)		$0.02	$—

Net income (loss)	$(3.95)		$3.73	$(0.23)	$(0.89)		$1.12	$0.23

Shares	27,981		27,981	27,981	27,116		28,536	28,536

(1)	Amortization expense related to developed technology.

(2)	Severance charges of $1,519, non-cash stock compensation expense of $199.

(3)	Amortization expense related to the customer list and trademarks from the Inrange acquisition of $2,321, severance charges of $2,217, and non-cash stock compensation expense of $377.

(4)	Severance charges of $619, non-cash stock compensation expense of $288.

(5)	Legal fees related to the McData deal of $1,321 severance charges of $325, facility closure costs of $225, non-cash stock compensation expense of $453.

(6)	Impairment charges related to prior acquisitions.

(7)	Reflects income tax expense at a 34% effective rate.

(8)	Discontinued operations — ERP consulting practice.

(9)	Integration charges of $2,223 related to Inrange acquisition, amortization expense related to developed technology of $3,165.

(10)	Integration costs related to the Inrange acquisition, primarily wages and severance of $564, earn-out from prior acquisition of $131, non-cash stock compensation expense of $177.

(11)	Amortization expense related to the customer list and trademarks from the Inrange acquisition of $1,821, integration costs related to the Inrange acquisition of $1,998, primarily wages and severance, plus earn-out from prior acquisition of $157, non-cash stock compensation expense of $140.

(12)	Integration costs related to the Inrange acquisition, primarily wages and severance of $435, non-cash stock compensation of $163.

(13)	Integration costs related to the Inrange acquisition, primarily wages and severance of $1,780, plus earn-out related to the Bi-Tech acquisition of $23, non-cash stock compensation of $23.

(14)	In process research and development related to the Inrange acquisition.